Exhibit 10.3

JOINDER TO PLAN SUPPORT AGREEMENT

This Joinder to the Plan Support Agreement, dated as of March 30, 2008, by and among Ampex Corporation and the Consenting Holders signatory thereto (the “Agreement”), is executed and delivered by Prudential Investment Management, Inc. (the “Joining Party”) as of April 28, 2008. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement. The Joining Party shall hereafter be deemed to be a “Consenting Holder” for all purposes under the Agreement.

Representations and Warranties. With respect to the Senior Secured Notes or Hillside Notes set forth below its name on the signature page hereof and all related Ampex Claims, the Joining Party hereby makes the representations and warranties of the Consenting Holders set forth in the Agreement.

Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

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[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

HOLDER OF RELEVANT OWNERSHIP

Prudential Investment Management, Inc., as Investment Advisor to certain of its clients that are Consenting Holders

By:	/s/ Paul E. Appleby	4/29/08
Name: Paul E. Appleby
Title: Vice President

Notice Address

100 Mulberry Street Gateway Center 2, 3rd Floor Newark, New Jersey 07102 Telephone: (973) 802-4871 Fax: (973) 802-9331

Attention:

Senior Secured Notes Aggregate Amount of Notes:

DTC Information: Nominee Name – Cede & CO.

Ampex Corporation

By:	/s/ D. G. Strickland
Name: D. G. Strickland
Title: Chairman & CEO

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